Exhibit 1

                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Amendment No. 3 to Schedule 13D referred to below) on behalf of each of them of a statement on the Amendment No. 3 to Schedule 13D (including amendments thereto) with respect to the common stock, par value $.001 per share, of SourcingLink.net, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, Carlyle-QCS, TC Group and TCG have caused this Agreement to be executed as of the 10th day of January, 2000.

                            CARLYLE-QCS PARTNERS, L.P.

                            By:    TC Group, L.L.C., its General Partner

                            By:    /s/  Daniel A. D'Aniello
                                   ---------------------------------------------
                            Name:  Daniel A. D'Aniello
                            Title: Managing Director

                            TC GROUP, L.L.C.

                            By:    /s/  Daniel A. D'Aniello
                                   ---------------------------------------------
                            Name:  Daniel A. D'Aniello
                            Title: Managing Director

                            TCG HOLDINGS, L.L.C.

                            By:    /s/  Daniel A. D'Aniello
                                   ---------------------------------------------
                            Name:  Daniel A. D'Aniello
                            Title: Managing Director

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